Exhibit 99.1

HC Group Holdings II, Inc.

Quarterly Report for the Quarterly Period Ended June 30, 2019

HC Group Holdings II, Inc.

TABLE OF CONTENTS

Page

Condensed Consolidated Balance Sheets as of June 30, 2019 (unaudited) and December 31, 2018 (audited)	1

Unaudited Condensed Consolidated Statements of Comprehensive Loss for the three and six months ended June 30, 2019 and 2018	2

Unaudited Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2019 and 2018	3

Unaudited Condensed Consolidated Statements of Shareholder’s Equity for the three and six months ended June 30, 2019 and 2018	4

Notes to Unaudited Condensed Consolidated Financial Statements	5–12

HC GROUP HOLDINGS II, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARES AND PER SHARE AMOUNTS)

	(unaudited)	(audited)
	June 30,	December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$46,855	$36,391
Accounts receivable, less allowance of $60,362 and $60,361, respectively	284,119	310,169
Inventories	75,019	83,340
Prepaid expenses and other current assets	30,068	37,525
Total current assets	436,061	467,425

NONCURRENT ASSETS:
Property and equipment, net	87,510	93,142
Intangible assets, net	209,921	219,713
Goodwill	639,011	639,011
Other noncurrent assets	16,566	15,462
Total noncurrent assets	953,008	967,328
TOTAL ASSETS	$1,389,069	$1,434,753

LIABILITIES AND SHAREHOLDER'S EQUITY
CURRENT LIABILITIES:
Accounts payable	$169,194	$187,886
Amounts due to plan sponsors	12,847	12,189
Accrued compensation and employee benefits	17,557	24,895
Accrued expenses and other current liabilities	16,229	10,877
Long term debt - current portion	4,150	4,150
Total current liabilities	219,977	239,997

NONCURRENT LIABILITIES:
Long term debt, net of discount and deferred financing costs	534,784	535,225
Deferred income taxes	25,569	33,481
Other noncurrent liabilities	24,593	23,225
Total noncurrent liabilities	584,946	591,931
Total liabilities	804,923	831,928

SHAREHOLDER'S EQUITY:
Common stock, $0.01 par value;
1,000 shares authorized, issued, and outstanding	-	-
Paid-in capital	618,417	619,635
Management notes receivable	(1,287)	(1,619)
Accumulated deficit	(33,350)	(16,035)
Accumulated other comprehensive income	366	844
Total shareholder's equity	584,146	602,825
TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY	$1,389,069	$1,434,753

The notes to unaudited condensed consolidated financial statements are an integral part of these statements.

HC GROUP HOLDINGS II, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(IN THOUSANDS)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

NET REVENUE	$512,584	$496,930	$1,005,592	$971,858
COST OF REVENUE	395,876	378,216	774,174	737,163
GROSS PROFIT	116,708	118,714	231,418	234,695

OPERATING COSTS AND EXPENSES:
Selling, general and administrative expenses	99,245	82,859	182,036	172,385
Provision for doubtful accounts	15,318	17,440	31,830	31,725
Depreciation and amortization expense	10,150	9,518	20,119	18,623
Total operating expenses	124,713	109,817	233,985	222,733
OPERATING (LOSS) INCOME	(8,005)	8,897	(2,567)	11,962

OTHER INCOME (EXPENSE):
Interest expense	(11,563)	(12,007)	(22,608)	(23,288)
Equity in earnings of joint ventures	643	211	1,192	355
Other, net	(101)	(2,230)	(177)	(2,309)
Total other expense	(11,021)	(14,026)	(21,593)	(25,242)

LOSS BEFORE INCOME TAXES	(19,026)	(5,129)	(24,160)	(13,280)

INCOME TAX BENEFIT	(5,423)	(820)	(6,845)	(2,120)
NET LOSS	$(13,603)	$(4,309)	$(17,315)	$(11,160)

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX:
Change in unrealized gains on cash flow hedges, net of income taxes of ($15), ($141), $227 and ($496), respectively	27	418	(478)	1,448
OTHER COMPREHENSIVE INCOME (LOSS)	27	418	(478)	1,448

NET COMPREHENSIVE LOSS	$(13,576)	$(3,891)	$(17,793)	$(9,712)

The notes to unaudited condensed consolidated financial statements are an integral part of these statements.

HC GROUP HOLDINGS II, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Six Months Ended
	June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(17,315)	$(11,160)
Adjustments to reconcile net loss to net cash provided by (used in) operations:
Depreciation and amortization expense	21,591	20,144
Deferred income taxes - net	(7,912)	(2,212)
Loss on sale of assets	726	350
Gain on business casualty loss	(626)	-
Loss on extinguishment of debt	-	72
Amortization of deferred financing costs	1,635	1,502
Equity in earnings of joint ventures	(1,192)	(355)
Stock-based incentive compensation expense	1,153	1,106
Interest on management notes receivable	(39)	(37)
Changes in operating assets and liabilities:
Accounts receivable, net	26,050	(41,740)
Inventories	8,321	7,696
Prepaid expenses and other current assets	6,979	(2,110)
Accounts payable	(18,692)	22,799
Amounts due to plan sponsors	658	2,771
Accrued compensation and employee benefits	(7,338)	(3,670)
Accrued expenses and other current liabilities	6,951	3,613
Other noncurrent assets and liabilities	1,456	(201)
Net cash provided by (used in) operating activities	22,406	(1,432)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(8,502)	(13,060)
Insurance proceeds from business casualty loss	626	-
Proceeds from sale of assets	10	-
Net cash used in investing activities	(7,866)	(13,060)

CASH FLOWS FROM FINANCING ACTIVITIES:
Redemptions to related parties	(2,000)	-
Proceeds from debt	-	1,000
Repayments of debt	(2,076)	(3,074)
Net cash used in financing activities	(4,076)	(2,074)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	10,464	(16,566)
Cash and cash equivalents - beginning of the period	36,391	53,116
CASH AND CASH EQUIVALENTS - END OF PERIOD	$46,855	$36,550

Supplemental disclosure of cash flow information:
Cash paid for interest	$15,156	$21,783
Cash paid for income taxes	$1,060	$792

The notes to unaudited condensed consolidated financial statements are an integral part of these statements.

HC GROUP HOLDINGS II, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
(IN THOUSANDS)

					Accumulated
			Management		Other
	Common	Paid-In	Notes	Accumulated	Comprehensive	Shareholder's
	Stock	Capital	Receivable	Deficit	Income	Equity

Balance - December 31, 2017	$-	$617,071	$(1,116)	$(9,920)	$70	$606,105
Shareholder's contribution	-	425	(425)	-	-	-
Interest on management notes receivable	-	-	(17)	-	-	(17)
Stock-based incentive compensation	-	438	-	-	-	438
Net loss	-	-	-	(6,851)	-	(6,851)
Other comprehensive income	-	-	-	-	1,030	1,030
Balance - March 31, 2018	$-	$617,934	$(1,558)	$(16,771)	$1,100	$600,705
Interest on management notes receivable	-	-	(20)	-	-	(20)
Stock-based incentive compensation	-	668	-	-	-	668
Net loss	-	-	-	(4,309)	-	(4,309)
Other comprehensive income	-	-	-	-	418	418
Balance - June 30, 2018	$-	$618,602	$(1,578)	$(21,080)	$1,518	$597,462

Balance - December 31, 2018	$-	$619,635	$(1,619)	$(16,035)	$844	$602,825
Interest on management notes receivable	-	-	(21)	-	-	(21)
Shareholder's redemptions	-	(2,000)	-	-	-	(2,000)
Stock-based incentive compensation	-	584	-	-	-	584
Net loss	-	-	-	(3,712)	-	(3,712)
Other comprehensive loss	-	-	-	-	(505)	(505)
Balance - March 31, 2019	$-	$618,219	$(1,640)	$(19,747)	$339	$597,171
Interest on management notes receivable	-	-	(18)	-	-	(18)
Shareholder's redemptions	-	(371)	371	-	-	-
Stock-based incentive compensation	-	569	-	-	-	569
Net loss	-	-	-	(13,603)	-	(13,603)
Other comprehensive income	-	-	-	-	27	27
Balance - June 30, 2019	$-	$618,417	$(1,287)	$(33,350)	$366	$584,146

The notes to unaudited condensed consolidated financial statements are an integral part of these statements.

HC group Holdings ii, inc.

notes to UNAUDITED CONDENSED consolidated financial statements

(in thousands, except per share amounts)

1.	BASIS OF PRESENTATION

HC Group Holdings II, Inc. (“HC II”) was incorporated under the laws of the State of Delaware on January 7, 2015, with its sole shareholder being HC Group Holdings I, LLC. (“HC I” or the “Shareholder”). On April 7, 2015, HC I and HC II collectively acquired Walgreens Infusion Services, Inc. and its subsidiaries from Walgreen Co. (the “Predecessor Shareholder”), and the business was rebranded as Option Care (“Option Care” or the “Company”). Option Care is a wholly-owned group of operating subsidiaries of HC II and provides infusion therapy and other ancillary health care services through a national network of 73 locations. The Company contracts with managed care organizations, third-party payers, hospitals, physicians, and other referral sources to provide pharmaceuticals and complex compounded solutions to patients for intravenous delivery in the patients’ homes or other nonhospital settings.

On March 14, 2019, HC I and HC II entered into a definitive merger agreement with BioScrip, Inc. (“BioScrip”), a national provider of infusion and home care management solutions. Under the terms of the merger agreement, BioScrip will issue new shares of its common stock to HC I in a non-taxable exchange, which will result in BioScrip’s shareholders holding approximately 20.5% of the combined company and HC I holding approximately 79.5% of the combined company. HC I has secured committed financing, the proceeds of which will be used to retire HC II’s first lien term loan and second lien term loan, as well as all outstanding debt of BioScrip at the close of the transaction. Following the close of the transaction, the combined company stock will continue to be listed on the Nasdaq Global Select Market. See Note 10, Subsequent Events, for further discussion on the closing of the transaction.

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States and contain all adjustments, including normal recurring adjustments, necessary to present fairly the Company’s financial position, results of operations and cash flows for interim financial reporting. The results of operations for the interim periods presented are not necessarily indicative of the results of operations for the entire year. These unaudited condensed consolidated financial statements do not include all of the information and footnotes required by GAAP for complete financial statements and should be read in conjunction with the 2018 audited consolidated financial statements, including the notes thereto.

The Company’s unaudited condensed consolidated financial statements include the accounts of HC Group Holdings II, Inc. and its subsidiaries. All intercompany transactions and balances are eliminated in consolidation.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Concentrations of Business Risk—The Company generates revenue from managed care contracts and other agreements with commercial third-party payers. Revenue related to the Company’s largest payer was approximately 18% and 21% for the three and six months ended June 30, 2019, respectively. Revenue related to the Company’s largest payer was approximately 18% and 17% for the three and six months ended June 30, 2018, respectively.

HC group Holdings ii, inc.

notes to UNAUDITED CONDENSED consolidated financial statements

(in thousands, except per share amounts)

For the three and six months ended June 30, 2019, approximately 13% of the Company’s revenue was reimbursable through governmental programs, such as Medicare and Medicaid. For the three and six months ended June 30, 2018, approximately 12% of the Company’s revenue was reimbursable through governmental programs, such as Medicare and Medicaid. As of June 30, 2019 and December 31, 2018, respectively, approximately 12% and 13%, respectively, of the Company’s accounts receivable was related to these programs. Governmental programs pay for services based on fee schedules and rates that are determined by the related governmental agency. Laws and regulations pertaining to government programs are complex and subject to interpretation. As a result, there is at least a reasonable possibility that recorded estimates will change in the near term.

The Company does not require its patients nor other payers to carry collateral for any amounts owed for goods or services provided. Other than as discussed above, concentration of credit risk relating to trade accounts receivable is limited due to the Company’s diversity of patients and payers. Further, the Company generally does not provide charity care.

For the three and six months ended June 30, 2019, approximately 73% and 74%, respectively, of the Company’s pharmaceutical and medical supply purchases are from three vendors. For the three and six months ended June 30, 2018, approximately 66% and 67%, respectively, of the Company’s pharmaceutical and medical supply purchases are from two vendors. Although there are a limited number of suppliers, the Company believes that other vendors could provide similar products on comparable terms. However, a change in suppliers could cause delays in service delivery and possible losses in revenue, which could adversely affect the Company’s financial condition or operating results.

Recent Accounting Pronouncements—In February 2016, the FASB issued ASU No. 2016-02, Leases, intended to improve financial reporting about leasing transactions. The new guidance will require entities that lease assets to recognize on their balance sheets the assets and liabilities for the rights and obligations created by those leases and to disclose key information about the leasing arrangements. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018 for public entities and certain not-for-profits and for annual periods beginning after December 15, 2019 for non-public entities. Early adoption is permitted. The guidance permits lessees and lessors to recognize and measure leases using a modified retrospective approach or under a prospective approach. The Company is currently evaluating the effect this guidance will have on its consolidated financial statements and related disclosures.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. The ASU requires that an entity recognizes revenue to depict the transfer of promised goods or services to a customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for these goods or services. ASU 2014-09 is effective for interim and annual reporting periods beginning after December 15, 2017 for public entities and certain not-for-profits and for annual periods beginning after December 15, 2018 for non-public entities. Early adoption is permitted as of the original effective date, which was interim and annual reporting periods beginning after December 15, 2016 for public entities and certain not-for-profits and for annual periods beginning after December 15, 2017 for non-public entities. The guidance permits the use of either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients or (ii) a retrospective approach with the cumulative effect upon initial adoption recognized at the date of adoption. Adoption of this pronouncement will result in changes to the presentation of the financial information within the consolidated statements of comprehensive loss as well as expanded disclosures within the notes to the financial statements. The primary change to the consolidated statements of comprehensive loss will be to the presentation for bad debts, which relate to self-pay patients and amounts due from patients with insurance for co-pays and deductibles. Under the new standards, these amounts will be a direct reduction from net revenues.

HC group Holdings ii, inc.

notes to UNAUDITED CONDENSED consolidated financial statements

(in thousands, except per share amounts)

3.	Property and Equipment

Property and equipment was as follows as of June 30, 2019 and December 31, 2018:

	June 30,	December 31,
	2019	2018
Infusion pumps	$20,110	$20,339
Equipment, furniture, and other	35,856	34,433
Leasehold improvements	65,372	61,302
Computer software, purchased and internally developed	32,625	29,668
Assets under development	2,782	5,447
	156,745	151,189
Less accumulated depreciation	69,235	58,047
Property and equipment, net	$87,510	$93,142

4.	GOODWILL AND OTHER INTANGIBLE ASSETS

There was no change in the carrying amount of goodwill for the three and six months ended June 30, 2019. There was no change in the carrying amount of goodwill for the three and six months ended June 30, 2018.

The carrying amount and accumulated amortization of intangible assets consists of the following as of June 30, 2019 and December 31, 2018:

	June 30,	December 31,
	2019	2018
Gross intangible assets:
Referral sources	$257,792	$257,792
Trademarks/names	32,000	32,000
Other amortizable intangible assets	4,151	4,151
Total gross intangible assets	293,943	293,943

Accumulated Amortization:
Referral sources	(71,947)	(63,353)
Trademarks/names	(9,067)	(8,000)
Other amortizable intangible assets	(3,008)	(2,877)
Total accumulated amortization	(84,022)	(74,230)
Total intangible assets, net	$209,921	$219,713

Amortization expense for intangible assets was $4,896 and $9,792 for the three and six months ended June 30, 2019, respectively. Amortization expense for intangible assets was $4,891 and $9,781 for the three and six months ended June 30, 2018, respectively.

HC group Holdings ii, inc.

notes to UNAUDITED CONDENSED consolidated financial statements

(in thousands, except per share amounts)

5.	EQUITY METHOD INVESTMENTS

The Company’s investments in its equity method investees totaled $15,806 and $14,614 as of June 30, 2019 and December 31, 2018, respectively, and are included in other noncurrent assets in the accompanying condensed consolidated balance sheets. For the three and six months ended June 30, 2019, the Company’s proportionate share of earnings in its equity method investees was $643 and $1,192, respectively. For the three and six months ended June 30, 2018, the Company’s proportionate share of earnings in its equity method investees was $211 and $355, respectively. The Company’s proportionate share of earnings in its equity method investees is recorded in equity in earnings of joint ventures in the accompanying unaudited condensed consolidated statements of comprehensive loss.

Legacy Health Systems—The Company’s 50% ownership interest in this limited liability company, which provides infusion pharmacy services, expands the Company’s presence in the Portland, Oregon, market. In 2005, the Company’s initial cash investment in this joint venture was $1,300. The following presents condensed financial information as of June 30, 2019 and December 31, 2018 and for the three and six months ended June 30, 2019 and 2018:

Condensed statements of income data:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net revenues	$4,789	$5,315	$9,396	$10,156
Cost of net revenues	3,432	3,836	6,799	7,278
Gross profit	1,357	1,479	2,597	2,878
Net income	257	512	507	822
Equity in net income	129	256	254	411

Condensed balance sheet data:

	As of
	June 30,	December 31,
	2019	2018

Current assets	$6,476	$5,666
Noncurrent assets	3,117	3,403
Current liabilities	124	119
Noncurrent liabilities	20	8

Vanderbilt Home Care—The Company’s 50% ownership interest in this limited liability company, which provides infusion pharmacy services, expands the Company’s presence in the Nashville, Tennessee, market. In 2009, the Company contributed both cash and certain operating assets into the joint venture for a total initial investment of $1,088. The following presents condensed financial information as of June 30, 2019 and December 31, 2018 and for the three and six months ended June 30, 2019 and 2018:

HC group Holdings ii, inc.

notes to UNAUDITED CONDENSED consolidated financial statements

(in thousands, except per share amounts)

Condensed statements of income (loss) data:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018

Net revenues	$9,925	$7,667	$19,163	$14,396
Cost of net revenues	7,468	5,873	14,517	11,226
Gross profit	2,457	1,794	4,646	3,170
Net income (loss)	1,028	(90)	1,876	(112)
Equity in net income (loss)	514	(45)	938	(56)

Condensed balance sheet data:

	As of
	June 30,	December 31,
	2019	2018

Current assets	$8,469	$6,517
Noncurrent assets	856	1,008
Current liabilities	117	192
Noncurrent liabilities	66	68

6.	Fair value measurements

Fair value measurements are determined by maximizing the use of observable inputs and minimizing the use of unobservable inputs. The hierarchy places the highest priority on unadjusted quoted market prices in active markets for identical assets or liabilities (Level 1 measurements) and gives the lowest priority to unobservable inputs (Level 3 measurements). The categories within the valuation hierarchy are described as follows:

•	Level 1 – Inputs to the fair value measurement are quoted prices in active markets for identical assets or liabilities.

•	Level 2 – Inputs to the fair value measurement include quoted prices in active markets for similar assets or liabilities, quoted prices for identical or similar assets or liabilities in markets that are not active, and inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly.

•	Level 3 – Inputs to the fair value measurement are unobservable inputs or valuation techniques.

While the Company believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

Interest rate caps: The fair values of interest rate caps are derived from the interest rates prevalent in the market and future expectations of those interest rates (Level 2 inputs). The Company determines the fair value of the investments based on quoted prices from third party brokers. In April 2019, the Company terminated its interest rate caps and received cash proceeds of $1,730, net of early termination fees. The total investment in interest rate caps as Level 2 assets was $0 and $2,627 as of June 30, 2019 and December 31, 2018, respectively. There were no other assets or liabilities measured at fair value at June 30, 2019 or December 31, 2018.

HC group Holdings ii, inc.

notes to UNAUDITED CONDENSED consolidated financial statements

(in thousands, except per share amounts)

7.	Derivative instruments

The Company uses derivative financial instruments for hedging and non-trading purposes to limit the Company’s exposure to increases in interest rates related to its variable interest rate debt. Use of derivative financial instruments in hedging programs subjects the Company to certain risks, such as market and credit risks. Market risk represents the possibility that the value of the derivative financial instrument will change. In a hedging relationship, the change in the value of the derivative financial instrument is offset to a great extent by the change in the value of the underlying hedged item. Credit risk related to a derivative financial instrument represents the possibility that the counterparty will not fulfill the terms of the contract. The notional, or contractual, amount of the Company's derivative financial instruments is used to measure interest to be paid or received and does not represent the Company's exposure due to credit risk. Credit risk is monitored through established approval procedures, including reviewing credit ratings when appropriate.

During the year ended December 31, 2017, the Company entered into interest rate caps that reduce the risk of increased interest payments due to interest rates rising. The Company’s hedges offset the risk of rising interest rates through 2020 on the first $250,000 of the first lien term loan debt. The interest rate caps perfectly offset the terms of the interest rates associated with the variable interest rate debt. The Company entered into the interest rate caps for a notional value of $1,900, classified as a cash flow hedge. In April 2019, the Company terminated its interest rate caps and received cash proceeds of $1,730, net of early termination fees. At June 30, 2019 and December 31, 2018, respectively, the total derivative asset accounted for as hedging instruments under ASC 815-20 was $0 and $2,627, and is recorded as a component of prepaid expenses and other current assets in the condensed consolidated balance sheets.

The gain and loss associated with the changes in the fair value of the hedging instrument is recorded into other comprehensive income. The effective portion of the hedge and the periodic amortization of the initiation costs associated with the hedging relationship are recognized through net income. In accordance with ASU 2017-12, Targeted Improvements to Accounting for Hedges, the Company has determined that the hedges are perfectly effective. In conjunction with the sale of the interest rate caps, the Company discontinued the hedge accounting associated with the interest rate caps. The amount remaining in accumulated other comprehensive income at the time of the sale was $339 and will be reclassified as interest expense over the remaining life of the first lien term loan debt. During the three and six months ended June 30, 2019, respectively, total gains (losses) recorded in other comprehensive income related to cash flow hedges were $89 and ($842) related to the interest rate contracts. During the three and six months ended June 30, 2018, respectively, total gains recorded in other comprehensive income related to cash flow hedges were $511 and $1,876 related to the interest rate contracts. During the three and six months ended June 30, 2019, expenses reclassified from accumulated other comprehensive income related to the interest rate contracts were $103 and $286, respectively. During the three and six months ended June 30, 2018, expenses reclassified from accumulated other comprehensive income related to the interest rate contracts were $49 and $68, respectively.

HC group Holdings ii, inc.

notes to UNAUDITED CONDENSED consolidated financial statements

(in thousands, except per share amounts)

8.	RELATED-PARTY TRANSACTIONS

Management Equity Ownership Plan— Beginning in October 2015, HC I implemented an equity ownership and incentive plan for certain officers and employees of the Company. The officers were able to purchase membership units in HC I, and could fund a portion of the purchase with a loan from the Company. These loans were treated as a shareholder contribution in the Company. The loans bear interest at 5.25% per annum. For the three months ended June 30, 2019 and 2018, $0 and $0, respectively, were credited to paid-in capital related to HC I membership units purchased with a loan from the Company. For the six months ended June 30, 2019 and 2018, $0 and $425, respectively, was credited to paid-in capital related to HC I membership units purchased with a loan from the Company. During the three months ended June 30, 2019, shareholder redemptions totaled $371 for notes redeemed by the officers, and this was treated as a shareholder redemption, reducing paid-in capital. There were no shareholder redemptions during the three months ended June 30, 2018. During the six months ended June 30, 2019, shareholder redemptions totaled $2,371, comprised of a cash distribution to HC I of $2,000 and notes redeemed of $371. There were no shareholder redemptions during the six months ended June 30, 2018. Notes receivable from management of $1,287 and $1,619 remain outstanding as of June 30, 2019 and December 31, 2018, respectively. The notes receivable from management and associated interest receivable are recorded in management notes receivable as a reduction to equity on the Company’s condensed consolidated balance sheets at June 30, 2019 and December 31, 2018.

Transactions with Equity Method Investees—The Company provides management services to its joint ventures under long-term management services agreements. The management services provided under these agreements include such services as accounting, invoicing and collections in addition to day-to-day managerial support of the operations of the businesses. The Company recorded management fee income of $626 and $1,209 for the three and six months ended June 30, 2019, respectively. The Company recorded management fee income of $565 and $1,076 for the three and six months ended June 30, 2018, respectively. Management fees are recorded in net revenues in the accompanying unaudited condensed consolidated statements of comprehensive loss.

The Company had additional amounts due to its joint ventures of $3,278 as of June 30, 2019. The Company also had additional amounts due to its joint ventures of $908 and additional amounts due from its joint ventures of $89 as of December 31, 2018. These payables were included in accrued expenses and other current liabilities in the accompanying condensed consolidated balance sheets and these receivables were included in prepaid expenses and other current assets in the accompanying condensed consolidated balance sheets. These balances primarily relate to cash collections received by the Company on behalf of the joint ventures, offset by certain pharmaceutical inventories purchased by the Company on behalf of the joint ventures.

HC group Holdings ii, inc.

notes to UNAUDITED CONDENSED consolidated financial statements

(in thousands, except per share amounts)

9.	INCOME TAXES

During the three and six months ended June 30, 2019, the Company recorded a tax benefit of $5,423 and $6,845, respectively, which represents an effective tax rate of 29% and 28%, respectively. During the three and six months ended June 30, 2018, the Company recorded a tax benefit of $820 and $2,120, respectively, which represents an effective tax rate of 16% and 16%, respectively.

10.	SUBSEQUENT EVENTS

The Company has evaluated whether any subsequent events occurred from June 30, 2019 through August 7, 2019 the date the financial statements were available to be issued, and noted the following subsequent event:

On August 2, 2019, BioScrip’s shareholders voted to approve the merger between HC II and BioScrip and the transaction closed on August 6, 2019. At the time of close, BioScrip issued approximately 542 million shares of its common stock to HC I as consideration for HC II. In conjunction with the closing, the combined Company incurred $1,325,000 in new indebtedness, which consisted of a First Lien Term Loan of $925,000 and a Second Lien Term Loan of $400,000. The Proceeds of the First Lien Term Loan and Second Lien Term Loan were used to pay transaction closing costs as well as retire all HC II and BioScrip debt that was outstanding at the close of the transaction. The First Lien Term Loan requires monthly interest payments at 4.50% plus one-month LIBOR and the Second Lien Term Loan requires quarterly interest payments at 8.75% plus three-month LIBOR. In order to hedge against fluctuations in LIBOR rates, the Company entered into two interest rate swaps to offset the variable legs of the First Lien Term Loan and Second Lien Term Loan.

******

- 12 -